UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

January 11, 2006

INTEGRATED PHARMACEUTICALS, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COMMISSION FILE NUMBER 000-50960

Integrated Pharmaceuticals, Inc.
(Exact name of small business issuer in its charter)

Idaho	04-3413196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 Authority Drive
Fitchburg, MA 01420
(Address of principal executive offices) (Zip Code)

(978) 696-0020
(Issuer's telephone number, including area code)

ITEM 3.02.    Recent Sales of Unregistered Securities

During the period commencing November 29, 2005 and ending January 9, 2006, the Company raised $338,500.25 through its 2005 private placement, bringing the total raised in the offering to $1,121,625.25, a figure that includes $783,125 raised earlier in 2005 and previously reported in its form 10-QSB for the period ended September 30, 2005.  The most recent sales of common stock were private sales made at a price of $0.25 per share, resulting in the issuance of 1,354,001 shares of common stock. These investors also received warrants to purchase an aggregate of 1,083,201 additional shares of common stock, exercisable at $0.90 per share, that will expire on June 30, 2008. In addition, the Company agreed to issue identical warrants to purchase a total of 288,833 additional shares of common stock to those investors who had previously purchased shares of stock at $0.75 per share in the 2005 Private Placement (above and beyond the 417,666 warrants previously issued to these investors at the time that they made their investment). No broker or underwriter was involved in this placement. The offering was made solely to accredited investors known to one or more directors of the Company in reliance upon the exemption from the registration requirements of the Securities Act of 1933 found un sections 4(2) and 4(6) thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED PHARMACEUTICALS, INC.

DATE: January 11, 2006	By:	/s/ Nilu Chatterjee
Nilu Chatterjee
Vice President and Treasurer